EXHIBIT 99.1

ICU Medical, Inc. Reports Strong First Quarter 2011 Results

Diluted EPS Increased 90% to $0.57

Sales Increased 11.0% to $71.5 Million

Operating Cash Flow Totaled $15.2 Million

Company Raises Full-Year 2011 EPS Guidance

SAN CLEMENTE, Calif., April 18, 2011 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, announced results for the first quarter ended March 31, 2011.

First quarter of 2011 revenue increased 11.0% to $71.5 million, compared to $64.4 million in the same period last year. Net income for the first quarter of 2011 was $8.1 million, or $0.57 per diluted share, as compared to net income of $4.3 million, or $0.30 per diluted share, for the first quarter of 2010.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "We are pleased to start the new fiscal year with a quarter of strong growth and profitability. As expected, our top line performance was driven by worldwide demand for Custom Sets, CLAVEs, oncology products and TEGO for the renal dialysis market. Domestic distributor and direct sales were up 10%, while international sales increased 7%. Gross margins expanded by 670 basis points year over year to 48.5% due to a favorable product mix and better than expected manufacturing efficiencies."

"As we enter the second quarter of 2011, we are confident that increased investments in strategic initiatives and product development will continue to serve us well, culminating in another year of record financial performance. We remain focused on expanding our market share of existing and new products to our global customer base," concluded Mr. Lamb.

The Company ended the first quarter with a strong balance sheet. As of March 31, 2011, the Company had cash, cash equivalents and investment securities totaling $106.8 million, working capital of $195.3 million and no debt. Additionally, the Company generated operating cash flow of $15.2 million for the first quarter of 2011.

Fiscal Year 2011 Guidance

For the full fiscal year of 2011, management reaffirmed its previously announced revenue guidance in the range of $295 million to $305 million. Based on the current business trends and margin improvements, management is raising its earnings per share guidance range and now expects the Company's diluted earnings to be in the range of $2.30 to $2.50 per share, up from the previous guidance of $2.25 to $2.45 per diluted share. Operating cash flow is expected to be in the range of $45 million to $50 million.

Conference Call

The Company will be conducting a conference call concerning its first quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 800-936-9761, conference ID 54166363 or by replay at 800-642-1687, conference ID 54166363. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's increased investments in strategic initiatives and product development, financial performance and market share, and the statements under the heading ''Fiscal Year 2011 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2010. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2011	December 31, 2010
ASSETS	(unaudited)	(1)
CURRENT ASSETS:
Cash and cash equivalents	$71,114	$78,850
Investment securities	35,713	14,507
Cash, cash equivalents and investment securities	106,827	93,357
Accounts receivable, net of allowance for doubtful accounts of $991 at March 31, 2011 and $742 at December 31, 2010	50,587	55,106
Inventories	51,198	44,056
Prepaid income taxes	—	687
Prepaid expenses and other current assets	9,401	9,574
Deferred income taxes	4,939	5,053
Total current assets	222,952	207,833

PROPERTY AND EQUIPMENT, net	85,863	83,545
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	14,285	14,806
DEFERRED INCOME TAXES	4,617	4,564
	$329,195	$312,226

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,753	$10,879
Accrued liabilities	12,704	14,629
Deferred revenue	77	254
Income taxes payable	1,097	—
Total current liabilities	27,631	25,762

COMMITMENTS AND CONTINGENCIES	—	—
DEFERRED INCOME TAXES	7,987	8,023
INCOME TAX LIABILITY	4,155	4,155

STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized—80,000 shares; Issued 14,855 shares at March 31, 2011 and December 31, 2010, outstanding 13,732 shares at March 31, 2011 and 13,659 shares at December 31, 2010	1,486	1,486
Additional paid-in capital	57,222	56,502
Treasury stock, at cost — 1,123 shares at March 31, 2011 and 1,196 shares at December 31, 2010	(38,954)	(41,428)
Retained earnings	266,863	258,790
Accumulated other comprehensive income (loss) income	2,805	(1,064)
Total stockholders' equity	289,422	274,286
	$329,195	$312,226

(1) December 31, 2010 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2011	2010

REVENUES:
Net sales	$71,338	$64,212
Other	133	151
TOTAL REVENUE	71,471	64,363

COST OF GOODS SOLD	36,845	37,436

Gross profit	34,626	26,927

OPERATING EXPENSES:
Selling, general and administrative	22,863	19,655
Research and development	2,052	918
Legal settlement	(2,500)	—
Total operating expenses	22,415	20,573

Income from operations	12,211	6,354

OTHER INCOME	403	192
Income before income taxes	12,614	6,546

PROVISION FOR INCOME TAXES	(4,541)	(2,291)

NET INCOME	$8,073	$4,255

NET INCOME PER SHARE
Basic	$0.59	$0.31
Diluted	$0.57	$0.30

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,692	13,863
Diluted	14,056	14,111

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,073	$4,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,500	4,551
Provision for doubtful accounts	208	52
Stock compensation	978	823
Loss on disposal of property and equipment	—	50
Bond premium amortization	19	587
Cash provided (used) by changes in operating assets and liabilities, net of assets acquired
Accounts receivable	5,085	(1,793)
Inventories	(6,186)	2,997
Prepaid expenses and other assets	(252)	(1,158)
Accounts payable	2,764	(224)
Accrued liabilities	(2,091)	(1,042)
Deferred revenue	(278)	(1,203)
Prepaid and deferred income taxes	2,347	2,305
Net cash provided by operating activities	15,167	10,200

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,942)	(10,375)
Proceeds from sale of asset	—	893
Purchases of investment securities	(24,530)	(6,386)
Proceeds from sale of investment securities	3,304	20,672
Net cash provided (used) by investing activities	(26,168)	4,804

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,027	46
Proceeds from employee stock purchase plan	909	747
Tax benefits from exercise of stock options	280	29
Purchase of treasury stock	—	(23,976)
Net cash provided (used) by financing activities	2,216	(23,154)

Effect of exchange rate changes on cash	1,049	(198)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,736)	(8,348)

CASH AND CASH EQUIVALENTS, beginning of period	78,850	51,248
CASH AND CASH EQUIVALENTS, end of period	$71,114	$42,900
CONTACT: ICU Medical, Inc.
         Scott Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC.
         John Mills, Senior Managing Director
         (310) 954-1100